SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
SHARES PURCHASED AVERAGE
DATE SOLD(-) PRICE(2)
COMMON STOCK-CORNING NATURAL GAS CORPORATION
GABELLI ADVISERS, INC.
8/30/07 15,000 16.0000*
GABELLI FUNDS, LLC.
GABELLI UTILITY TRUST
8/30/07 3,000 16.0000*
GABELLI UTILITY FUND
8/30/07 55,700 16.0000*

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE OVER-THE-COUNTER MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) SHARES ACQURIED IN CONNECTION WITH THE ISSUER'S RIGHTS OFFERING